Exhibit 99.1
Contact:
Laurie W. Little
Valeant Pharmaceuticals
949-461-6002
laurie.little@valeant.com
VALEANT PHARMACEUTICALS REPORTS
THIRD QUARTER FINANCIAL RESULTS
•	Revenue up 31%, 45% at constant exchange rates

•	GAAP EPS $0.45, Cash EPS $0.58

•	GAAP Cash Flow from Operations $52 million; Adjusted Cash Flow from Operations $65 million

•	Increased guidance for 2009 is Cash EPS of $2.10 — $2.20

•	Both NDA and MAA submissions for retigabine completed in October
     ALISO VIEJO, Calif., November 2, 2009 — Valeant Pharmaceuticals International (NYSE: VRX) today announced third quarter financial results for 2009.
     “Valeant continues to perform well, generating strong earnings growth in the third quarter,” stated J. Michael Pearson, chairman and chief executive officer. “All of our businesses are growing and generating positive cash flows this quarter. In particular, I would like to note our 18% organic growth rate from total product sales, at constant currency, and our $65 million of adjusted cashflow from operations.”
Revenues:
     Total revenue was $220.3 million in the third quarter of 2009 as compared to $168.4 million in the third quarter of 2008, an increase of 31%.
     Product sales in the Specialty Pharmaceuticals segment were $101.6 million in the third quarter of 2009, as compared to $70.1 million in the third quarter of 2008, an increase of 45%. At constant exchange rates, Specialty Pharmaceuticals product sales increased 47%. Within the Specialty Pharmaceuticals segment, alliance and service revenue was $25.6 million in the third quarter of 2009, which included an $8.5 million profit share related to the 1% clindamycin and 5% benzoyl peroxide product (IDP-111) that was launched by Mylan in August 2009, $5.0 million related to the Dow services business, and $3.8 million of revenue from the GlaxoSmithKline (GSK) collaboration. Because the company entered into the GSK collaboration agreement in October 2008 and acquired Dow in December 2008, no alliance or service revenue was recorded in the third quarter of 2008.
     Product sales in Branded Generics — Latin America were $40.7 million in the third quarter of 2009 as compared to $42.6 million in the same period in 2008, a decrease of 5%. At constant exchange rates, product sales in Latin America in the third quarter of 2009 increased 19% as compared to the third quarter of 2008.
     Product sales in Branded Generics — Europe were $40.2 million in the third quarter of 2009 as compared to $40.4 million in the same period in 2008, essentially flat. At constant exchange rates, product sales in Europe in the third quarter of 2009 increased 29% as compared to the third quarter of 2008.
     Ribavirin royalties were $12.2 million in the third quarter of 2009 as compared to $15.2 million in the third quarter of 2008, a decrease of 20%. This expected decrease is entirely attributable to the expiration of royalty terms in certain European countries on the ten-year anniversary of product launches in the respective countries.
Operating Expenses/Earnings:
     The company’s cost of goods sold was 29% of product sales for the third quarter of 2009 as compared to 28% in the third quarter of 2008.
     Selling, general and administrative expenses decreased 6% in the third quarter of 2009 to $67.2 million as compared to $71.5 million in the third quarter of 2008, primarily attributable to the benefit of cost reduction activities and exchange rates, partially offset by increased costs attributable to acquisitions.
     Research and development costs decreased 51% to $11.3 million in the third quarter of 2009 as compared to $23.2 million in the same period in 2008 primarily as a result of the company’s new leveraged R&D model.
     Net interest expense increased to $12.8 million in the third quarter of 2009 as compared to $7.0 million in the third quarter of 2008, reflecting interest expense related to $365 million aggregate principal amount of senior notes issued in June 2009.
     Income from continuing operations was $37.6 million for the third quarter of 2009, or $0.45 per diluted share, as compared to a loss from continuing operations of $7.3 million, or a loss of $0.08 per diluted share, for the third quarter of 2008. On a non-GAAP Cash EPS basis, adjusted income from continuing operations was $48.8 million, or $0.58 per diluted share, in the third quarter of 2009 as compared to adjusted income from continuing operations of $16.7 million, or $0.19 per diluted share, in the third quarter of 2008.
     GAAP cashflow from operations for the third quarter of 2009 was $52 million, which includes the impact of ASC 470-20 (FSP APB 14-1) and acquisition transaction costs. Adjusted cashflow from operations for the third quarter of 2009 was $65 million.

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2009 Guidance:
     The company is updating its previous Cash EPS target and is now targeting Cash EPS between $2.10 and $2.20 in 2009, up from prior guidance of $1.90 to $2.10.
Retigabine Update:
     The company, along with its collaboration partner GSK, completed both the New Drug Application (NDA) and the Marketing Authorisation Application (MAA) submissions for retigabine on October 30, 2009.
Conference Call and Webcast Information:
     Valeant will host a conference call and a live Internet webcast along with a slide presentation today at 10:00 a.m. EST (7:00 a.m. PST) to discuss its third quarter financial results for 2009. The dial-in number to participate on this call is (877) 295-5743, confirmation code 34747409. International callers should dial (973) 200-3961, confirmation code 34747409. A replay will be available approximately two hours following the conclusion of the conference call through November 16, 2009 and can be accessed by dialing (800) 642-1687, or (706) 645-9291, confirmation code 34747409. The company will webcast the conference call live over the Internet. The webcast may be accessed through the investor relations section of Valeant’s corporate Web site at www.valeant.com.
About Valeant:
     Valeant Pharmaceuticals International (NYSE:VRX) is a multinational specialty pharmaceutical company that develops and markets a broad range of pharmaceutical products primarily in the areas of neurology and dermatology. More information about Valeant can be found at www.valeant.com.
Forward-looking Statements:
     This press release may contain forward-looking statements, including, but not limited to, statements regarding guidance with respect to expected non-GAAP cash earnings per share. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the company’s most recent annual or quarterly report filed with the Securities and Exchange Commission, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

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Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.
Non-GAAP Information:
     To supplement the consolidated financial results prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as acquisition transaction fees, special charges and credits including acquired IPR&D, restructuring, asset impairments and dispositions, amortization expense, gain on early extinguishment of debt, the new non-cash accounting charge for interest on the convertible debt related to ASC 470-20 (FSP APB 14-1), which the company adopted on January 1, 2009, and the non-GAAP tax effect of such charges. Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures can be found in the table below. The company has provided guidance with respect to Cash Earnings Per Share, which is a non-GAAP financial measure that represents earnings per share, excluding certain items, such as acquisition transaction fees included within SG&A, special charges and credits including acquired IPR&D, restructuring, asset impairments and dispositions, amortization expense, gain on early extinguishment of debt, the new non-cash accounting charge for interest on the company’s convertible debt related to ASC 470-20 (FSP APB 14-1) and the tax effect of such charges. The company has not provided a reconciliation of these forward-looking non-GAAP financial measures due to the difficulty in forecasting and quantifying the exact amount of the items excluded from the non-GAAP financial measures that will be included in the comparable GAAP financial measures.
Financial Tables, including a reconciliation of GAAP to non-GAAP financial measures, follow.
###

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Table 1
Valeant Pharmaceuticals International
Statement of Income
For the Three and Nine Months Ended September 30, 2009 and 2008

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(In thousands, except per share data)	2009	2008	% Change	2009	2008	% Change

Product sales	$182,529	$153,181	19%	$502,227	$431,142	16%
Service revenue	5,035	—	NM	17,379	—	NM
Alliance revenue (a)	32,754	15,243	115%	70,333	42,821	64%

Total revenues	220,318	168,424	31%	589,939	473,963	24%

Cost of goods sold	52,295	42,698	22%	134,742	126,327	7%
Cost of services	4,047	—	NM	13,710	—	NM
Selling, general and administrative (“SG&A”)	67,230	71,458	-6%	193,981	211,669	-8%
Research and development costs, net	11,296	23,239	-51%	29,176	75,100	-61%
Special charges and credits including acquired in-process research and development (b)	—	—	NM	1,974	—	NM
Restructuring, asset impairments and dispositions	307	3,527	NM	3,212	4,294	NM
Amortization expense	17,616	11,488	53%	51,725	37,616	38%

	152,791	152,410	0%	428,520	455,006	-6%

Income from operations	67,527	16,014		161,419	18,957

Interest expense, net	(12,843)	(6,987)		(26,847)	(23,736)
Gain (loss) on early extinguishment of debt	(155)	(14,882)		7,221	(14,882)
Other expense, net including translation and exchange	(1,350)	(1,556)		(786)	(3,389)

Income (loss) from continuing operations before income taxes	53,179	(7,411)		141,007	(23,050)

Provision (benefit) for income taxes	15,545	(148)		39,541	33,726

Income (loss) from continuing operations	37,634	(7,263)		101,466	(56,776)

Income (loss) from discontinued operations, net	(354)	210,154		(131)	187,134

Net income	$37,280	$202,891		$101,335	$130,358

Earnings per share:

Basic:
Income (loss) from continuing operations	$0.46	$(0.08)		$1.23	$(0.64)
Discontinued operations	—	2.39		—	2.10

Basic earnings per share	$0.46	$2.31		$1.23	$1.46

Shares used in per share computation	81,907	87,988		82,407	89,123

Diluted:
Income (loss) from continuing operations	$0.45	$(0.08)		$1.21	$(0.64)
Discontinued operations	(0.01)	2.39		—	2.10

Diluted earnings per share	$0.44	$2.31		$1.21	$1.46

Shares used in per share computation	83,869	87,988		84,040	89,123

(a)	See Table 3.

(b)	Special charges and credits including acquired in-process research and development for the nine months ended September 30, 2009 relates primarily to the acquisition of product rights to market Opana in Canada, Australia and New Zealand.

Table 2
Valeant Pharmaceuticals International
Reconciliation of GAAP EPS to Cash EPS
For the Three and Nine Months Ended September 30, 2009 and 2008

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2009	2008	2009	2008

Income (loss) from continuing operations	$37,634	$(7,263)	$101,466	$(56,776)

Non-GAAP adjustments (a):
Acquisition transaction fees	2,832	—	3,741	—
Special charges and credits including acquired in-process research and development	—	—	1,974	—
Restructuring, asset impairments and dispositions	307	3,527	3,212	4,294
Amortization expense	17,616	11,488	51,725	37,616

	20,755	15,015	60,652	41,910
ASC 470-20 (FSP APB 14-1) interest	2,176	3,797	8,350	11,176
(Gain) loss on early extinguishment of debt	155	14,882	(7,221)	14,882
Tax	(11,911)	(9,715)	(33,463)	17,376

Total adjustments	11,175	23,979	28,318	85,344

Adjusted income from continuing operations	$48,809	$16,716	$129,784	$28,568

GAAP earnings (loss) per share — diluted	$0.45	$(0.08)	$1.21	$(0.64)

Cash earnings per share — diluted	$0.58	$0.19	$1.54	$0.32

Shares used in diluted per share calculation — GAAP earnings (loss) per share	83,869	87,988	84,040	89,123

Shares used in adjusted diluted per share calculation — Cash earnings per share	83,869	89,788	84,040	90,321

(a)	To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures notably cash earnings per share, organic growth and adjusted cash flow from operations that exclude certain items, such as acquisition transaction fees, special charges and credits including acquired in-process research and development, restructuring, asset impairments and dispositions, amortization expense, ASC 470-20 (FSP APB 14-1) interest, gain (loss) on early extinguishment of debt, the non-GAAP tax effect of such charges, fluctuations in exchange rates and product sales from recent acquisitions. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measure

This table includes Cash Earnings Per Share, which is a non-GAAP financial measure that represents earnings per share, excluding acquisition transaction fees included within SG&A, special charges and credits including acquired in-process research and development, restructuring, asset impairments and dispositions, amortization expense, ASC 470-20 (FSP APB 14-1) interest, gain on early extinguishment of debt and the non-GAAP tax effect of such charges.

Table 3
Valeant Pharmaceuticals International
Statement of Revenue — by Segment
For the Three and Nine Months Ended September 30, 2009 and 2008
(In thousands)
3.1 Revenue

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			%			%
	2009	2008	Change	2009	2008	Change
Specialty pharmaceuticals
U.S.
Dermatology (a)	$27,194	$17,116	59%	$87,648	$60,109	46%
Neurology & Other	48,162	31,421	53%	126,014	87,787	44%

Total U.S. (a)	75,356	48,537	55%	213,662	147,896	44%
Canada	15,831	15,203	4%	46,150	42,827	8%
Australia (a)	10,429	6,384	63%	24,750	18,044	37%

	101,616	70,124	45%	284,562	208,767	36%
Divested business	—	—	NM	—	5,784	NM

Specialty pharmaceuticals product sales	101,616	70,124	45%	284,562	214,551	33%
Alliance	20,594	—	NM	32,351	—	—
Service	5,035	—	NM	17,379	—

Total specialty pharmaceuticals revenue	127,245	70,124	81%	334,292	214,551	56%

Branded generics — Latin America product sales	40,679	42,627	-5%	108,061	99,708	8%
Branded generics — Europe product sales (a)	40,234	40,430	0%	109,604	116,883	-6%

Alliances (ribavirin royalties only)	12,160	15,243	-20%	37,982	42,821	-11%

Total revenue	$220,318	$168,424	31%	$589,939	$473,963	24%

Total product sales included above	$182,529	$153,181	19%	$502,227	$431,142	16%
3.2 Currency impact and revenue excluding currency impact (b)(c)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
		2009				2009
	2009	excluding			2009	excluding
	currency	currency		%	currency	currency		%
	impact	impact	2008	Change	impact	impact	2008	Change
Specialty pharmaceuticals
U.S.	$—	$75,356	$48,537	55%	$—	$213,662	$147,896	44%
Canada	1,012	16,843	15,203	11%	6,880	53,030	42,827	24%
Australia	717	11,146	6,384	75%	4,766	29,516	18,044	64%

	1,729	103,345	70,124	47%	11,646	296,208	208,767	42%
Divested business	—	—	—	NM	—	—	5,784	NM

Specialty pharmaceuticals product sales	1,729	103,345	70,124		11,646	296,208	214,551
Alliance	—	20,594	—		—	32,351	—
Service	98	5,133	—		635	18,014	—

Total specialty pharmaceuticals revenue	1,827	129,072	70,124	84%	12,281	346,573	214,551	62%

Branded generics — Latin America product sales	10,062	50,741	42,627	19%	29,468	137,529	99,708	38%
Branded generics — Europe product sales	12,076	52,310	40,430	29%	41,037	150,641	116,883	29%
Alliances (ribavirin royalties only)	—	12,160	15,243	-20%	—	37,982	42,821	-11%

Total revenue	$23,965	$244,283	$168,424	45%	$82,786	$672,725	$473,963	42%

Total product sales included above	$23,867	$206,396	$153,181	35%	$82,151	$584,378	$431,142	36%
3.3 Alliance Revenue

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
	Segment	2009	2008	2009	2008
Ribavirin royalty	Alliances	$12,160	$15,243	$37,982	$42,821
1% clindamycin and 5% benzoyl peroxide (IDP111) profit share	Specialty	8,535	—	8,535	—
Other royalties	Specialty	2,281	—	7,920	—
License payments	Specialty	6,000	—	6,000	—
GSK collaboration	Specialty	3,778	—	9,896	—

Total alliance revenue		$32,754	$15,243	$70,333	$42,821

(a)	Product sales in the U.S., Australia, Branded generics — Latin America and Branded generics — Europe in the three months ended September 30, 2009 include the sales of products acquired in the fourth quarter of 2008 from Coria in the U.S. and DermaTech in Australia, products acquired in the second quarter 2009 from Emo-Farm in Branded generics — Europe and in Australia and products acquired in the third quarter 2009 from Tecnofarma S.A de C.V. in Branded generics — Latin America of $10.8 million, $3.0 million, $3.0 million, $1.8 million and $4.7 million, and $30.0 million, $6.7 million, $5.3 million, $2.3 million and $4.7 million in the nine months ended September 30, 2009, respectively.

(b)	Note: Currency effect for constant currency sales is determined by comparing 2009 reported amounts adjusted to exclude currency impact, calculated using 2008 monthly average exchange rates, to the actual 2008 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.

(c)	See footnote (a) to Table 2.

Table 4
Valeant Pharmaceuticals International
Statement of Cost of Goods Sold and Non-GAAP Operating Income — by Segment
For the Three and Nine Months Ended September 30, 2009 and 2008
(In thousands)
4.1 Cost of goods sold

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
		% of		% of		% of		% of
		product		product		product		product
	2009	sales	2008	sales	2009	sales	2008	sales
Specialty pharmaceuticals	$22,246	22%	$15,918	23%	$55,790	20%	$45,585	21%
Branded generics — Latin America	13,141	32%	13,600	32%	30,637	28%	37,145	37%
Branded generics — Europe	16,852	42%	13,191	33%	48,253	44%	44,489	38%

Corporate	56		(11)		62		(892)

	$52,295	29%	$42,698	28%	$134,742	27%	$126,327	29%

4.2 Non-GAAP operating income excluding currency impact (a)(b)

	Three Months Ended
	September 30,
				2009
			2009	excluding
		% of	currency	currency	% of		% of
	2009	revenue	impact	impact	revenue	2008	revenue
Specialty pharmaceuticals	$64,449	51%	$680	$65,129	50%	$5,043	7%
Branded generics — Latin America	13,078	32%	3,118	16,196	32%	11,171	26%
Branded generics — Europe	12,009	30%	3,616	15,625	30%	16,005	40%

	89,536	43%	7,414	96,950	42%	32,219	21%

Alliances & Corporate	(1,254)		—	(1,254)		(1,189)

	$88,282	40%	$7,414	$95,696	39%	$31,030	18%

	Nine Months Ended
	September 30,
				2009
			2009	excluding
		% of	currency	currency	% of		% of
	2009	revenue	impact	impact	revenue	2008	revenue
Specialty pharmaceuticals	$158,533	47%	$4,616	$163,149	47%	$9,532	4%
Branded generics — Latin America	40,692	38%	11,384	52,076	38%	16,047	16%
Branded generics — Europe	29,303	27%	10,137	39,440	26%	35,779	31%

	228,528	41%	26,137	254,665	40%	61,358	14%

Alliances & Corporate	(6,457)		—	(6,457)		(490)

	$222,071	38%	$26,137	$248,208	37%	$60,868	13%

(a)	See footnote (a) to Table 2 and footnote (b) to Table 3.

(b)	Non-GAAP operating income of $88.3 million and $222.1 million for the three and nine months ended September 30, 2009 excludes the following GAAP items from GAAP operating income of $67.5 million and $161.4 million: acquisition transaction fees included within SG&A of $2.8 million and $3.8 million, special charges and credits including acquired in-process research and development of $0 and $2.0 million, restructuring, asset impairments and dispositions of $0.2 million and $3.2 million and amortization expense of $17.6 million and $51.7 million, respectively. Non-GAAP operating income of $31.0 million and $60.9 million for the three and nine months ended September 30, 2008 excludes the following GAAP items from GAAP operating income of $16.0 million and $19.0 million: restructuring, asset impairments and dispositions of $3.5 million and $4.3 million and amortization expense of $11.5 million and $37.6 million, respectively.

Table 5
Valeant Pharmaceuticals International
Consolidated Balance Sheet and Other Data
(In thousands)
5.1 Cash

	As of	As of
	September 30,	December 31,
	2009	2008

Cash and cash equivalents	$261,559	$199,582
Marketable securities	124,350	19,193

Total cash and marketable securities	$385,909	$218,775

5.2 Summary of Cash Flow Statement

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Cash flow provided by (used in):

Operating activities, continuing operations (GAAP)	$51,580	$2,589	$133,863	$58,646
Effect of ASC 470-20 (FSP APB 14-1) (a)(b)	12,351	—	35,338	—
Acquisition transaction fees (a)(b)	861	—	1,727	—

Operating activities, continuing operations (Non-GAAP) (a)(b)	64,792	2,589	170,928	58,646
Operating activities, discontinued operations	(426)	13,986	(2,860)	9,632

Investing activities (GAAP) (c)	(48,157)	424,567	(235,751)	512,284
Acquisition transaction fees (a)(b)	(861)	—	(1,727)	—

Investing activities (Non-GAAP) (a)(b)(c)	(49,018)	424,567	(237,478)	512,284

Financing activities (GAAP) (c)	(90,401)	(374,017)	171,374	(373,463)
Effect of ASC 470-20 (FSP APB 14-1) (a)(b)	(12,351)	—	(35,338)	—

Financing activities (Non-GAAP) (a)(b)(c)	(102,752)	(374,017)	136,036	(373,463)

Effect of exchange rate changes on cash and cash equivalents (c)	3,343	(12,162)	(4,649)	4,799

Net increase (decrease) in cash and cash equivalents (c)	(84,061)	54,963	61,977	211,898
Net increase (decrease) in marketable securities (c)	16,991	(33,935)	105,157	(2,373)

Net increase (decrease) in cash and marketable securities (c)	$(67,070)	$21,028	$167,134	$209,525

(a)	See footnote (a) to Table 2.

(b)	Cash flow for the three and nine months ended September 30, 2009 includes $12.4 million and $35.3 million relating to payments of accreted interest on long-term debt and notes payable made during these periods as determined by and pursuant to ASC 470-20 (FSP APB 14-1), $0 million and $9.0 million for acquisition transaction fees related to the purchase of Emo-Farm in Poland, $0.7 million and $0.7 million for acquisition fees related to the purchase of Tecnofarma in Mexico and $0.2 million and $0.2 million for acquisition fees related to the purchase of PFI in Australia, respectively.

(c)	Includes results from discontinued operations.
5.3 GSK Collaboration — Retagibine

Three Months Ended
September 30,

Valeant SG&A	$9
Valeant R&D	7,456

7,465
GSK incurred cost	10,019

$17,484

Equalization (difference between individual partner costs and 50% of total)	$(1,277)

	Three Months Ended September 30, 2009
		Alliance
	Balance sheet	revenue	SG&A	R&D
Accounting impact

Upfront payment from GSK	$125,000	$—	$—	$—
Release from upfront payment in prior quarters	(30,481)	—	—	—
Incurred cost in current quarter	—	—	9	7,456
Release from upfront payment in current quarter	(12,520)	(3,778)	(358)	(8,384)

Remaining upfront payment from GSK	$81,999	—	—	—

Equalization payable to GSK	$(1,277)	—	349	928

		$(3,778)	$—	$—

Valeant Pharmaceuticals International Reconciliation of Product Sales Excluding Acquisitions and Currency Impact For the Three Months Ended September 30, 2009 and 2008 (In thousands)	Supplemental Table

		Three Months Ended			Three Months Ended
	September 30, 2009				September 30, 2008
						Q3 2009
				2009		growth at
		2009		excluding		constant
		acquisition	2009	currency &		currency, net
	2009	impact at	currency	acquisition		of
	as reported	2009 rates	impact	impact	2008 as reported	acquisitions
Specialty pharmaceuticals
U.S.	$75,356	$(10,756)	$—	$64,600	$48,537	33%
Canada	15,831	—	1,012	16,843	15,203	11%
Australia	10,429	(4,857)	446	6,018	6,384	-6%

Specialty pharmaceuticals product sales	101,616	(15,613)	1,458	87,461	70,124	25%

Branded generics — Latin America product sales	40,679	(4,673)	8,786	44,792	42,627	5%
Branded generics — Europe product sales	40,234	(3,038)	11,050	48,246	40,430	19%

Total product sales	$182,529	$(23,324)	$21,294	$180,499	$153,181	18%

See footnote (a) to Table 2.